Exhibit 10-2

DYCOM INDUSTRIES, INC.
2007 NON-EMPLOYEE DIRECTORS
EQUITY PLAN

(Amended and Restated Effective as of September 19, 2011)

Dycom Industries, Inc., a company incorporated under the laws of Florida (“Dycom”), hereby establishes an equity compensation plan to be known as the Dycom Industries, Inc. 2007 Non-Employee Directors Equity Plan (the “Plan”).  The Plan shall become effective as of the Effective Date, as defined in Section 14.  Subject to approval by the shareholders of Dycom, upon the Effective Date no further awards shall be granted pursuant to the 2001 Directors Stock Option Plan and the 2002 Directors Restricted Stock Plan, as each has been amended from time to time.  Capitalized terms that are not otherwise defined in the text of the Plan are defined in Section 2.

1.           Purpose

The purpose of the Plan is to promote the long-term growth and financial success of Dycom and its Subsidiaries by attracting, motivating and retaining non-employee directors of outstanding ability and assisting  in promoting a greater identity of interest between the Company’s non-employee directors and its shareholders.

2.           Definitions

For purposes of the Plan, the following terms shall be defined as follows:

“Administrator” means the Board or any committee thereof as designated by the Board.

“Annual Meeting” means the annual general meeting of the Company’s shareholders.

“Award” means, individually or collectively, any Director Option, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan.

“Award Document” means the written agreement or certificate or other documentation governing an Award under the Plan, which shall contain such terms and conditions not inconsistent with the Plan as the Administrator may determine and which shall incorporate the Plan by reference and unless the Administrator requires otherwise, need not be signed by a representative of the Company or a Non-Employee Director.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable treasury regulations and rulings promulgated thereunder.

“Common Stock” means the common stock, par value $0.33⅓ per share, of Dycom.

“Company” means Dycom Industries, Inc., a Florida corporation, or any successor to substantially all its business.

“Date of Grant” means the date on which an Award is granted to a Non-Employee Director under the Plan.

“Deferral Election” has the meaning set forth in Section 12.

“Deferral Election Form” means a document, in a form approved by the Administrator, pursuant to which a Non-Employee Director may elect to make a Deferral Election under the Plan.

“Director Option” means an Award representing a right to purchase one Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 8.

“Disability” means any physical or mental injury or disorder of a Non-Employee Director to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last of a continuous period of not less than twelve calendar months.  A Non-Employee Director shall be deemed disabled if determined to be totally disabled by the Social Security Administration.

“Dividend Equivalent” means a right to receive payment in accordance with Section 11 based on the value of a regular cash dividend paid by the Company on a Share.

“Effective Date” means the effective date of the Plan provided for in Section 14.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Administrator.  In the absence of any alternative valuation methodology approved by the Administrator, the Fair Market Value of a Share shall be the closing price of a Share as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Administrator, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the closing price of a Share as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Fees” means (i) any annual cash fee payable to a Non-Employee Director for service on the Board, (ii) any other cash fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board, and (iii) any similar annual cash fee or fees payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors; provided, however, that “Fees” shall not include any per diem fees paid to a Non-Employee Director.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Payment Date” means the date or dates on which the Fees are payable to a Non-Employee Director.

“Plan Limit” has the meaning set forth in Section 4(a).

“Restriction Period” means, with respect to an award of Restricted Stock or Restricted Stock Units pursuant to Section 7 only, the period of time, commencing on the Payment Date and ending on the earlier to occur of (i) the six-month anniversary of the Payment Date and (ii) the termination of such Participant’s services as a Non-Employee Director due to death or Disability.

“Restricted Stock” means a Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 9.

“Restricted Stock Unit” means an Award representing a right to receive one Share granted to a Non-Employee Director pursuant to the terms and conditions set forth in Section 10.

“Section 409A” means Section 409A of the Code and the treasury regulations and rulings promulgated thereunder.

 “Service Period” means a twelve-month period commencing on the date of an applicable Annual Meeting or such other period as the Administrator may specify from time to time.  The first Service Period shall commence on the date of the 2007 Annual Meeting.

“Share Amount” means the U.S. dollar amount of Fees received in the form of Restricted Stock or Restricted Stock Units by a Non-Employee Director, subject to the terms and conditions of this Plan.

“Share Election” means, unless otherwise determined by the Administrator, a Non-Employee Director’s written election to receive payment of a percentage of such Director’s Fees in the form of Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion, subject to the terms and conditions of this Plan.  Unless the Administrator determines otherwise, a Share Election shall be irrevocable.

“Share Election Form” means a document, in a form approved by the Administrator, pursuant to which a Non-Employee Director makes a Share Election under the Plan.

“Shares” means shares comprising the Common Stock.

“Shareholding Requirement” means a Non-Employee Director’s beneficial ownership (within the meaning of Rule 13d under the Exchange Act) of 10,000 Shares (including any vested or unvested Restricted Stock or Restricted Stock Units) subject to adjustment pursuant to Section 16.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Administrator designates as a Subsidiary for purposes of the Plan.

3.           Administration of the Plan

               (a) Administrator.  The plan shall be administered by the Administrator.

(b) Powers and Responsibility.  The Administrator shall have full power and authority, subject to the express provisions hereof, to:

(i) grant Awards in accordance with the Plan;

(ii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iii) determine the terms and conditions of each Award at the time of grant or otherwise, including, without limitation, those related to vesting, forfeiture, payment, settlement and exercisability, and the effect, if any, of a Non-Employee Director’s termination of service from the Board or a change in control of the Company;

(iv) make factual and legal determinations in connection with the administration or interpretation of the Plan;

(v) establish, amend and rescind administrative regulations, rules and procedures relating to the Plan;

(vi) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(vii) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; and

(viii) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(c) Plan Construction and Interpretation. The Administrator shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(d) Determinations of the Administrator Final and Binding.  All determinations by the Administrator in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(e) Delegation of Authority.  The Administrator may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Administrator may not delegate (i) its authority with regard to Awards (including decisions concerning the timing, pricing and amount of Shares subject to an Award granted to Non-Employee Directors for purposes of Section 17(b) of the Exchange Act) and (ii) its authority pursuant to Section 15 to amend the Plan.

(f) Liability of Administrator.  The Administrator, the Chief Executive Officer, or any officer, Non-Employee Director or employee of the Company to whom any duties or responsibilities are delegated hereunder shall not be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify in the manner provided in the Company’s Second Amended and Restated By-Laws (as may be amended from time to time) or any relevant indemnification agreement between the Company and such person. In the performance of its responsibilities with respect to the Plan, the Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Administrator deems necessary, and no member of the Administrator shall be liable for any action taken or not taken in reliance upon any such advice.

4.           Shares Available

(a)           General.  Subject to adjustment as provided in Section 16, the maximum number of Shares that may be subject to Awards issued under the Plan (the “Plan Limit”) shall be 550,000 Shares.

(b)           Rules Applicable to Determining Shares Available for Issuance.  For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares shall be determined as follows:

(i) each Share subject to an Award shall reduce the Plan Limit by one Share; and

(ii) the number of Shares subject to an Award that is forfeited, cancelled or expires for any reason without having been settled or delivered shall be added back to the Plan Limit and shall again be available for Awards under the Plan.

The number of Shares remaining for issuance shall be reduced by the number of Shares subject to outstanding Awards in the manner provided above.  Shares shall be made available from authorized but unissued Shares or may be purchased on the open market or by private purchase.

5.           Eligibility

Awards shall be granted only to Non-Employee Directors.

6.           Awards in General

(a)           Grant of Awards.  Unless otherwise determined by the Administrator, Awards shall be granted under the Plan as follows:

(i) upon a Non-Employee Director’s initial election or appointment to the Board;

(ii) to a Non-Employee Director who continues to be a member of the Board as of the date of an Annual Meeting; and

(iii) to a Non-Employee Director pursuant to the terms and conditions set forth in Section 7 herein.

All Awards shall be subject to the approval of the Board.

(b)           Terms Set Forth in Award Document.  The terms and conditions of each Award shall be set forth in an Award Document and such terms and conditions shall not be inconsistent with the Plan and shall include, without limitation, the date on which the Award was granted and the amount and type of such Award.

7.	Fees

(a)           General.  Each Non-Employee Director may elect to receive all or a portion of the annual Fees in Restricted Stock or Restricted Stock Units, as determined by the Administrator in its soles discretion, through the submission of a Share Election Form; provided, however, that if a Non-Employee Director does not attain the Shareholding Requirement as of the day immediately prior to the payment of any Fees, 60% of such Fees payable to such Non-Employee shall be payable in Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion, and subject to any Share Election under Section 7(b), the remainder of such Fees shall be payable in cash.

(b)           Share Election.  Prior to the commencement of any applicable Service Period, each Non-Employee Director will be provided with a Share Election Form.  A Share Election Form submitted by a Non-Employee Director for an applicable Service Period, in accordance with such procedures to be determined by the Administrator, shall be deemed to be a continuing election for all subsequent Service Periods, unless such Non-Employee Director completes, signs and submits a subsequent Share Election Form prior to the commencement of a subsequent Service Period.  A Non-Employee Director shall indicate on their Share Election Form the percentage of Fees for the applicable Service Period to be paid in Restricted Stock or Restricted Stock Units, as determined by the Administrator in its sole discretion.

(c)           Effect of No Share Election Form.  Subject to Section 7(b), a Non-Employee Director who does not have a completed and signed Share Election Form on file with the Company immediately prior to the payment of any Fees will have 100% of his or her Fees paid in cash.

(d)           Determination of Number of Shares of Restricted Stock or Restricted Stock Units.  The number of shares of Restricted Stock or Restricted Stock Units, as applicable, to be payable to a Non-Employee Director pursuant to this Section 7 shall be determined by (i) dividing (x) the Share Amount as of the Payment Date by (y) the Fair Market Value of a share of Common Stock as of the Payment Date and (ii) rounding up to the nearest whole share of Common Stock.

(e)           Nontransferability.  During the Restriction Period, shares of Restricted Stock or shares of Common Stock underlying Restricted Stock Units shall not be assigned, pledged, encumbered, or hypothecated to or in favor of or subject to any lien, obligation, or liability of a Participant to any party other than the Company.  Restricted Stock or shares of Common Stock underlying Restricted Stock Units, or other right of a Participant relating thereto, shall not be transferred by a Participant otherwise than by will or the laws of descent and distribution.

8.           Terms and Conditions of Director Options

(a)           General.  The Administrator shall determine the number of Director Options (if any) that may be granted to a Non-Employee Director.  Director Options shall be nonqualified stock options and are not intended to qualify as “incentive stock options” under Section 422 of the Code.  The exercise price per Share subject to each Director Option shall be equal to the Fair Market Value of a Share on the Date of Grant.

(b)           Option Term.  Each Director Option shall expire on the tenth anniversary of the Date of Grant or such earlier time as set forth in the Plan or an applicable Award Document.

(c)           Vesting and Termination of Service.

(i)           Vesting.  Subject to the terms and conditions of the Plan, each Director Option granted to a Non-Employee Director shall vest and become exercisable in equal installments on each of the first four anniversaries following the applicable Date of Grant.  Once exercisable, an Option may be exercised at any time prior to its expiration, cancellation or termination as provided in the Plan.

(ii)           Termination of Status as a Non-Employee Director.

(A)           Disability.  In the event that a Non-Employee Director ceases to be a director by reason of such Non-Employee Director’s Disability any outstanding Director Option held by such Non-Employee Director that is vested and exercisable as of the date of such termination of services shall remain exercisable for a period of ninety-days following the termination, at the end of which time such Director Option shall terminate (unless the Director Option expires earlier by its terms) without any payment.  Any outstanding Director Option that is not vested and exercisable at the date of such Non-Employee Director’s termination of services shall be terminated without any payment.

(B)           Death.  In the event that a Non-Employee Director ceases to be a director by reason of death, any outstanding Director Option held by such Non-Employee Director that is vested and exercisable on the date of his death shall remain exercisable for a period of ninety-days following such termination, at the end of which time such Director Option shall terminate (unless the Director Option expires earlier by its terms) without any payment.  Any outstanding Director Option that is not vested and exercisable at the date of such Non-Employee Director’s termination of services shall be terminated without any payment.

(C)           Termination of Services for Reasons Other than Death or Disability.  In the event a Non-Employee Director terminates service as a member of the Board for any reason other than Disability or death, any unvested Director Option shall be cancelled and forfeited without any payment.

(iii)           Subject to Exchange Rules.  Any and all grants of Director Options shall be subject to all applicable rules and regulations of any exchange on which the Common Stock may then be listed.

(d)           Notice of Exercise.  Subject to the other terms and conditions of the Plan, a Non-Employee Director may exercise all or any portion of a vested Director Option by giving notice of exercise to the Company or its designated agent; provided, however, that in no event shall the Director Option be exercisable for a fractional Share.  The date of exercise of a Director Option shall be the later of (i) the date on which the Company or its agent receives such notice or (ii) the date on which the conditions provided in Sections 8(e) and 8(g) are satisfied.

(e)           Form of Payment.  The exercise price of a Director Option may be paid in (i) cash or (ii) by any other method as approved by the Administrator.  In accordance with the rules and procedures authorized by the Administrator for this purpose, a Director Option may also be exercised through a “cashless exercise” procedure authorized by the Administrator from time to time.

(f)           Limitation on Exercise.  A Director Option shall not be exercisable unless the Common Stock subject thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws in connection with the offer and sale thereof, or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(g)           Shareholder Rights.  A Non-Employee Director shall have no rights as a shareholder with respect to any Shares issuable upon exercise of a Director Option until such Shares shall have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate.  No adjustment shall be made for dividends or distributions or other rights in respect of any Share for which the record date is prior to the date upon which the Non-Employee Director becomes the holder of record thereof.

(h)           Issuance of Shares.  Subject to the foregoing conditions, after the Company’s receipt of a proper notice of exercise and payment of the exercise price for the number of Shares with respect to which a Director Option is exercised, Shares shall be issued in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

9.           Terms and Conditions of Restricted Stock

(a)           General.  The Administrator shall determine the number of Shares of Restricted Stock (if any) that may be granted to a Non-Employee Director.

(b)           Vesting.  Unless previously vested or forfeited in accordance with the terms and conditions contained herein, subject to the terms and conditions of the Plan, the Restricted Stock shall vest and become non-forfeitable in three equal annual installments on each of the first three anniversaries following the applicable Date of Grant (each, a “Vesting Date”), provided that the Non-Employee Director is a member of the Board on the applicable Vesting Date.

(c)           Shareholder Rights.  A Non-Employee Director shall have all rights of a shareholder as to the Shares of Restricted Stock (including the right to receive regular cash dividends and to vote).  Dividends shall be subject to the same terms and conditions (including vesting) as the underlying Shares of Restricted Stock and shall be distributed to a Non-Employee Director upon vesting of such Shares.  None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, unless such Shares have vested.

(d)           Issuance of Shares.  As soon as practicable following the grant of an Award, the Restricted Stock shall be registered in the Non-Employee Director’s name in one or more stock certificates or book entry form in the discretion of the Company.  If a certificate is issued it shall include such restrictions as the Company deems appropriate and shall be held by the Company until the restrictions lapse.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

10.           Terms and Conditions of Restricted Stock Units

(a)           General.  The Administrator shall determine the number of Restricted Stock Units (if any) that may be granted to a Non-Employee Director.

(b)           Vesting.  Unless previously vested or forfeited in accordance with the terms and conditions contained herein, subject to the terms and conditions of the Plan, the Restricted Stock Units shall vest and become non-forfeitable in three equal annual installments on each of the first three anniversaries following the applicable Date of Grant (each, a “Vesting Date”), provided that the Non-Employee Director is a member of the Board on the applicable Vesting Date.

(c)           Shareholder Rights.  A Non-Employee Director shall not have any rights as a shareholder with respect to the Shares underlying any Restricted Stock Unit until such Shares have been issued and delivered to such Non-Employee Director in such manner as the Company, in its discretion, shall deem appropriate.  None of the Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of unless such Restricted Stock Units vest and are paid in Shares.

(d)           Settlement of Restricted Stock Units.  Subject to Section 12, on the date on which the Restricted Stock Units vest, all restrictions covering such Restricted Stock Units shall lapse and the Restricted Stock Units shall be payable in Shares and shall be evidenced in such manner as the Company, in its discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of one or more stock certificates.  If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company, in its discretion, may determine to be necessary or advisable in order to comply with applicable federal or state securities laws or Company policy.  Any fractional Shares shall be payable in cash, based on the Fair Market Value of a Share on the date of payment.

(e)           Deferral of Restricted Stock Units.  A Non-Employee Director may elect to defer receipt of all or any portion of the Shares to be received upon settlement of the Restricted Stock Units until a date subsequent to the settlement date of the Restricted Stock Units as specified in Section 12, in which case there shall be credited to the Non-Employee Director’s Deferred Stock Unit Account a number of Elective Stock Units equal to the number of Shares being deferred.

11.           Dividend Equivalents

A Non-Employee Director shall be entitled to receive Dividend Equivalents on Restricted Stock Units in the event the Company pays a regular cash dividend with respect to its Common Stock.  Dividend Equivalents shall be deemed to be reinvested in Shares.  The Company shall maintain a bookkeeping record with respect to the Dividend Equivalents and such Dividend Equivalents shall be credited to a Non-Employee Director’s account on the date that the Company pays such regular cash dividend.  Dividend Equivalents shall accrue on the Restricted Stock Units until such time as such Awards are settled and paid in Shares.  If the Non-Employee Director elects to defer settlement of any Restricted Stock Units, such Awards shall continue to earn additional Dividend Equivalents during the deferral period and such additional Dividend Equivalents shall be deferred subject to the same terms and conditions as the Restricted Stock Units to which the Dividend Equivalents originally related.  Payment of Dividend Equivalents that have been credited to the Non-Employee Director’s account will not be made with respect to any Restricted Stock Units that do not vest and are cancelled.  Any fractional Dividend Equivalents shall be paid in cash.

12.           Election to Defer Awards

                               (a)           General.  The Administrator may permit any Non-Employee Director to elect to defer receipt of the value of all or a portion of his or her Restricted Stock Units until the earlier of (i) a date that is at least twelve months subsequent to the settlement date of the Restricted Stock Units and (ii) the date the Non-Employee Director terminates service as a member of the Board for any reason (the “Deferral Election”).  Any Deferral Election must be made by a Non-Employee Director in such manner as specified in the rules and procedures to be established by the Administrator and set forth in the applicable Deferral Election Form approved from time to time by the Administrator.

(b)           Elections.  Within thirty-days prior to the beginning of an applicable Service Period, or such other date prescribed by the Administrator, each Non-Employee Director shall have the opportunity to submit a Deferral Election Form to the Company indicating his or her Deferral Election.  Such Deferral Election shall specify the whole percentage of Restricted Stock Units (between 10% and 100%) to be deferred and the time of distribution of the Deferral Election in accordance with Section 12(a).  The Deferral Election shall be irrevocable upon the latest date to submit the Deferral Election Form as set by the Administrator.

(c)           Newly Elected Non-Employee Director Elections.  In the event a Non-Employee Director is newly elected to the Board at an Annual Meeting or is otherwise elected or appointed on a date other than the Annual Meeting, such Non-Employee Director shall have the opportunity to make a Deferral Election within thirty-days prior to any subsequent Service Period at which the newly elected Non-Employee Director will receive an initial Restricted Stock Unit Award (or such other time prescribed by the Administrator).  Each newly elected Non-Employee Director shall submit his or her Deferral Election Form to the Company in accordance with this Section 12.

(d)           Default Election.  In the event a Non-Employee Director fails to complete, sign and return the Deferral Election Form to the Company within the specified timeframe, as stated in this Section 12, such Non-Employee Director’s Restricted Stock Units shall be issued in accordance with Section 10.

(e)           Permissible Acceleration or Delay of Issuance of Shares.  The Administrator shall not have the discretionary authority to accelerate or delay issuance of a Share underlying a Restricted Stock Unit, except to the extent that such acceleration or delay may, in the sole discretion of the Administrator, be effected in a manner that will not cause the Non-Employee Director to incur additional taxes, interest or penalties under Code Section 409A.

13.           Transferability

Awards may not be transferred, pledged, assigned or otherwise disposed of except by will or the laws of descent and distribution or pursuant to a domestic relations order.

14.           Term

The “Effective Date” is November 20, 2007, assuming the Plan is approved by an affirmative vote of the holders of a majority of the Shares present, or represented, and entitled to vote at the 2007 Annual Meeting.  Unless earlier terminated in accordance with Section 15, the Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”).  No Awards shall be granted under the Plan after the Expiration Date.  However, the expiration of the Plan shall not affect Awards made on or prior to the Expiration Date, which Awards shall remain outstanding subject to the terms hereof.

15.           Amendments

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Awards to be issued to a Non-Employee Director; provided, however, that any amendment which under the requirements of applicable law or a stock exchange rule must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such law or rule.  Notwithstanding the foregoing, no Director Option may be repriced, regranted through cancellation or otherwise amended to reduce the applicable exercise price (other than as provided in Section 16) without the approval of the Company’s shareholders.

No termination or amendment of the Plan that would materially and adversely alter or impair the rights of a Non-Employee Director under the Plan with respect to any Award previously made under the Plan shall be effective without such Non-Employee Director’s consent.

16.           No Restriction on Right of Company to Effect Corporate Changes

(a)           Authority of the Company and Shareholders.  The existence of the Plan, the Award Documents and any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under the Plan will be equitably adjusted in the case of a stock-split, and may be sole discretion of the Administrator in the event of a stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Awards may be equitably adjusted (including by payment of cash to a Non-Employee Director) in the sole discretion of the Administrator, and will be equitably adjusted in the case of a stock-split, in order to preserve the benefits or potential benefits intended to be made available to Non-Employee Directors granted Awards.  Subject to the term hereof, such adjustments shall be made by the Administrator, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Administrator, such adjusted Awards shall be subject to the same restrictions, as applicable, to which the underlying Award is subject.

17.           No Right to Re-election

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for re-election by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

18.           Governing Law

The Plan and all agreements, including, without limitation, any Award Document, entered into under the Plan shall be construed in accordance with and subject to the laws of the state of Florida.

19.           Unfunded Plan

The Plan is unfunded.  Prior to the exercise of any Awards, nothing contained herein shall give any Non-Employee Director any rights that are greater than those of a general creditor of the Company.  The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

20.           Compliance with Rule 16b-3

It is the Company’s intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Exchange Act.  If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Administrator shall have the right, but not the obligation, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

21.           Compliance with Code Section 409A

It is the Company’s intent that the Plan, Award Document and the Awards comply in all respects with Code Section 409A and the regulations and guidance promulgated thereunder.  Notwithstanding any other provision of this Plan to the contrary, to the extent that any provision of this Plan, any Award Document, or any Award contravenes any regulations or guidance promulgated under Code Section 409A or could cause any person to be subject to additional taxes, interest or penalties under Code Section 409A, the Administrator may, without notice or consent of any Non-Employee Director, modify such provision, to the extent necessary or desirable to ensure the Plan continues to be exempt from the requirements of Code Section 409A.  Any such amendment shall maintain, to the maximum extent practicable, the original intent of the applicable provision.

22.           Termination of Service.

If any amount owed to a Non-Employee Director under this Plan is considered for purposes of Code Section 409A to be owed by virtue of his or her termination of service as a member of the Board, such amount shall be paid if and only if such termination constitutes a “separation from service” with the Company for purposes of Code Section 409A, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto.

23.           Stated Periods of Time

In the event that any period of days, months or years set forth in the Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.